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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 1, 2005 (January 26, 2005)

SigmaTel, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 South MoPac Expressway

Suite 100

Austin, Texas 78746
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2005, the Compensation Committee of the Board of Directors of SigmaTel, Inc. (the "Committee") adopted an Incentive Bonus Plan (the "Plan") to provide certain eligible full-time senior employees of SigmaTel an opportunity to participate in an incentive bonus program. The Plan establishes the criteria, allocations, methodologies and metrics for the payment of quarterly and annual cash bonuses to the participants based on the successful completion of specific performance goals and company objectives as established by the Committee for each quarter of fiscal 2005 and for the full 2005 fiscal year. These performance goals and company objectives include annual revenue and operating profit goals, the implementation of diversification strategies, specific design wins, quarterly revenue and earnings per share goals, and recruitment and staffing goals. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Incentive Bonus Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2005

SIGMATEL, INC.

By: /S/Alan D. Green

Alan D. Green

Vice President and General Counsel

Exhibit List